As filed with the Securities and Exchange Commission on April 13, 2016

File No. 000-55580

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment

No. 2 to

Form 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

HIGHLANDS REIT, INC.

(Exact name of registrant as specified in its charter)

Maryland	81-0862795
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

332 S Michigan Avenue, Ninth Floor Chicago, Illinois (Address of principal executive offices)	60604 (Zip Code)

Registrant’s telephone number, including area code:

855-377-0510

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.01 per share

Indicate by check mark whether the registrant is a large accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12(b)-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

HIGHLANDS REIT, INC.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

Certain information required to be included in this Form 10 is incorporated by reference to specifically identified portions of the body of the Information Statement filed herewith as Exhibit 99.1. None of the information contained in the Information Statement shall be incorporated herein by reference or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1.	Business.

The information required by this item is contained under the sections of the Information Statement entitled “Summary,” “Risk Factors,” “Forward-Looking Statements,” “Our Separation from InvenTrust,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business and Properties,” “Certain Relationships and Related Transactions” and “Where You Can Find More Information.” Those sections are incorporated herein by reference.

Item 1A.	Risk Factors.

The information required by this item is contained under the sections of the Information Statement entitled “Risk Factors” and “Forward-Looking Statements.” Those sections are incorporated herein by reference.

Item 2.	Financial Information.

The information required by this item is contained under the sections of the Information Statement entitled “Summary—Summary Historical and Pro Forma Financial and Operating Data,” “Selected Historical Financial and Operating Data,” “Unaudited Pro Forma Combined Consolidated Financial Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Those sections are incorporated herein by reference.

Item 3.	Properties.

The information required by this item is contained under the section of the Information Statement entitled “Business and Properties—Properties.” That section is incorporated herein by reference.

Item 4.	Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the section of the Information Statement entitled “Principal Stockholders.” That section is incorporated herein by reference.

Item 5.	Directors and Executive Officers.

The information required by this item is contained under the section of the Information Statement entitled “Management.” That section is incorporated herein by reference.

Item 6.	Executive Compensation.

The information required by this item is contained under the section of the Information Statement entitled “Management—Executive Compensation.” That section is incorporated herein by reference.

Item 7.	Certain Relationships and Related Transactions, and Director Independence.

The information required by this item is contained under the sections of the Information Statement entitled “Management” and “Certain Relationships and Related Transactions.” Those sections are incorporated herein by reference.

Item 8.	Legal Proceedings.

The information required by this item is contained under the section of the Information Statement entitled “Business and Properties—Legal Proceedings.” That section is incorporated herein by reference.

Item 9.	Market Price of, and Dividends on, the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the sections of the Information Statement entitled “Summary,” “Our Separation from InvenTrust,” “Distribution Policy,” “Capitalization” and “Description of Capital Stock.” Those sections are incorporated herein by reference.

Item 10.	Recent Sales of Unregistered Securities.

Not applicable.

Item 11.	Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the sections of the Information Statement entitled “Our Separation from InvenTrust” and “Description of Capital Stock.” Those sections are incorporated herein by reference.

Item 12.	Indemnification of Directors and Officers.

The information required by this item is contained under the sections of the Information Statement entitled “Management—Indemnification” and “Certain Provisions of Maryland Law and Our Charter and Bylaws—Limitation of Liability and Indemnification of Directors and Officers.” Those sections are incorporated herein by reference.

Item 13.	Financial Statements and Supplementary Data.

The information required by this item is contained under the section of the Information Statement entitled “Index to Financial Statements” (and the financial statements and related notes referenced therein). That section is incorporated herein by reference.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

Not applicable.

Item 15.	Financial Statements and Exhibits.

(a) Financial Statements

The information required by this item is contained under the section of the Information Statement entitled “Index to Financial Statements” (and the financial statements and related noted referenced therein). That section is incorporated herein by reference.

(b) Exhibits

See below.

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description

2.1*	Form of Separation and Distribution Agreement between InvenTrust Properties Corp. and Highlands REIT, Inc.

3.1*	Form of Articles of Amendment and Restatement of Highlands REIT, Inc.

3.2*	Form of Amended and Restated Bylaws of Highlands REIT, Inc.

10.1*	Form of Transition Services Agreement between InvenTrust Properties Corp. and Highlands REIT, Inc.

10.2*	Form of Employee Matters Agreement between InvenTrust Properties Corp. and Highlands REIT, Inc.

10.3*	Form of Executive Employment Agreement between Highlands REIT, Inc. and Richard Vance

10.4*	Form of Highlands REIT, Inc. 2016 Incentive Award Plan

10.5*	Form of Indemnification Agreement to be entered into between Highlands REIT, Inc. and each of its directors and executive officers

10.6*	Loan Agreement, dated August 30, 2006, between Bear Stearns Commercial Mortgage, Inc. and MB Herndon, L.L.C.

10.7*	Loan Agreement, dated November 15, 2005, between Bear Stearns Commercial Mortgage, Inc. and MB Hoffman Estates, L.L.C.

10.8*	Loan Agreement, dated December 21, 2006, between Bear Stearns Commercial Mortgage, Inc. and MB St. Louis Chestnut, L.L.C.

10.9*	Highlands REIT, Inc. Director Compensation Program

10.10*	Form of Highlands REIT, Inc. 2016 Incentive Award Plan Stock Payment Award Grant Notice

21.1*	Subsidiaries of Highlands REIT, Inc.

99.1	Preliminary Information Statement of Highlands REIT, Inc., subject to completion, dated April 13, 2016.

*	Previously filed.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Highlands REIT, Inc.

By:	/s/ Richard Vance
	Name:	Richard Vance
	Title:	President and Chief Executive Officer

Date: April 13, 2016

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